Exhibit 99.1

March 16, 2021

COMPANY CONTACT
FutureFuel Corp.
Tom McKinlay
(314) 854-8352 www.futurefuelcorporation.com

FutureFuel Releases 2020 Results

Reports Net Income of $46.6. Million or $1.06 per Diluted Share, and Adjusted EBITDA of $29.2 Million

CLAYTON, Mo. (March 16, 2021) – FutureFuel Corp. (NYSE: FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the fourth quarter and year ended December 31, 2020.

Fourth Quarter 2020 Financial Highlights (all comparisons are with the fourth quarter of 2019)

●	Revenues were $49.9 million, up 147.1% from $20.2 million
●	Adjusted EBITDA was $10.7 million, down 82.9% from $63.1 million
●	Net income decreased to $5.5 million, or $0.13 per diluted share, from $72.4 million, or $1.65 per diluted share.

2020 Financial Highlights (all comparisons are with the year ended December 31, 2019)

●	Revenues were $204.5 million, down 0.4% from $205.2 million
●	Adjusted EBITDA was $29.2 million, down 63.0% from $78.7 million
●	Net income decreased to $46.6 million, or $1.06 per diluted share, from $88.2 million, or $2.02 per diluted share.

“We are pleased to be able to deliver $46.6 million of net income at the end of a very challenging year. Our Biodiesel operation benefited from the certainty of the Blenders’ Tax Credit being in place from the beginning of 2020 and we set record-breaking production volumes at our plant. It was even more significant that we achieved this milestone while adapting to the impact of the pandemic on our operation and the consequent disruptions to our feedstock supply chain.

The diversity of our business model again proved to be valuable as the impact of the pandemic on the economy reduced demand in our chemical segment. We adjusted our operation accordingly and are now well positioned to take advantage of fresh opportunities during the year ahead." said Tom McKinlay, Chief Operating Officer for FutureFuel Corp.

"Note that the comparative fourth quarter 2019 revenue, adjusted EBITDA, and net income were impacted by the accounting treatment of the retroactive reinstatement of the blenders' tax credit passed into law in December 2019 for product physically sold and blended during the twelve months ended December 31, 2019 and 2018.  To better understand the current period financials as compared to the prior period financials, see Note 2 of our consolidated financial statements that explains our accounting policy for the blenders' tax credit; Note 3 that summarizes the gross profit impact by year; and Note 16 showing the income tax benefit." said Rose Sparks, Chief Financial Officer of FutureFuel Corp.

2021 Regular Cash Dividends

FutureFuel declared normal quarterly dividends of $0.06 per share for 2021.

	Three months ended December 31:
			Dollar	%
	2020	2019	Change	Change
Revenues	$49,863	$20,177	$29,686	147.1%
Income from operations	$5,695	$59,638	$(53,943)	(90.5%)
Net income	$5,472	$72,373	$(66,901)	(92.4%)
Earnings per common share:
Basic	$0.13	$1.65	$(1.52)	(92.1%)
Diluted	$0.13	$1.65	$(1.52)	(92.1%)
Capital expenditures (net of customer reimbursements)	$533	$797	$(264)	(31.3%)
Adjusted EBITDA	$10,753	$63,064	$(52,311)	(82.9%)

	Twelve months ended December 31:
			Dollar	%
	2020	2019	Change	Change
Revenues	$204,505	$205,226	$(721)	(0.4%)
Income from operations	$22,339	$65,309	$(42,970)	(65.8%)
Net income	$46,564	$88,181	$(41,617)	(47.2%)
Earnings per common share:
Basic	$1.06	$2.02	$(0.96)	(47.5%)
Diluted	$1.06	$2.02	$(0.96)	(47.5%)
Capital expenditures (net of customer reimbursements)	$2,424	$2,243	$181	8.1%
Adjusted EBITDA	$29,157	$78,697	$(49,540)	(63.0%)

Financial and operating metrics, which include non-GAAP financial measures, include dollars in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics

(Unaudited)

Consolidated Financial Results Q4 2020 versus Q4 2019

Fourth quarter revenue increased 147.1% or $29,686. In the prior year quarter, revenue was reduced from the recognition of rebates owed to customers due to the retroactive reinstatement of the 2018 and 2019 BTC, $34,848 which related to 2018 and the first three quarters of 2019. Chemical revenue declined from the prior year quarter primarily due to two custom products we no longer sell and from the continued volume impact of the COVID-19 pandemic (“COVID-19”) on chemicals used in the energy, housing, and automobile markets.

Income from operations decreased mostly from the $51,198 net benefit of the BTC reinstated for 2018 and the first three quarters of 2019 all of which was recognized in Q4 2019. See Note 3 of our consolidated financial statements for a detailed discussion of the full year impact. In addition, chemical margins declined due to the elimination of two products we no longer sell and biodiesel margins declined from the overall energy slowdown due to COVID-19. We took prudent measures to minimize labor and other costs to help offset these declines.

Net income of $5,472 decreased from the prior year quarter primarily from the benefit in the prior year of the reinstatement of the BTC and the Small Producer’s Tax Credit for 2018 and 2019 recognized in the fourth quarter 2019 (see Note 16 of the 2019 consolidated financial statements for further details on the full year impact).

Consolidated Financial Results 2020 versus 2019

Consolidated sales revenue decreased $721 in 2020 compared to 2019. This decrease primarily resulted from lower sales volumes in the chemical segment mostly offset by increased sales volumes in the biofuel segment.

Income from operations decreased $42,970 in 2020 compared to 2019. This decrease was mainly attributable to a benefit in the prior year from the reinstatement of the biodiesel BTC for 2018 recognized in 2019, amounting to $31,301, (see Note 3 of the 2020 consolidated financial statements for further details), lower margins on biodiesel sold, the absence of a chemical contract that expired in 2019, and reduced chemical sales volumes primarily driven by the COVID-19 pandemic’s effect on the energy, housing, and automobile markets. Helping to reduce these declines was a 20% increase in biofuel sales volumes and cost reductions in labor and other costs.

FutureFuel reported net income of $46,564, or $1.06 per diluted share for 2020, compared with net income of $88,181, or $2.02 per diluted share, for 2019. Net income in 2019 was mostly benefited by the retroactive reinstatement of the BTC for 2018 in 2019, income from two products we no longer sell, offset partially by the change in income tax benefit of $14,786 in 2020 as compared to $8,386 in 2019. See Note 3 for a discussion of the BTC effect on our financials and Note 16 for a discussion of income taxes to the 2020 consolidated financial statements for further details.

Capital Expenditures

Capital expenditures and intangibles were $4,464 in 2020, compared with $6,971 in 2019. FutureFuel was reimbursed for a portion of these expenditures by certain customers as summarized in the following table.

(Dollars in thousands)

	2020	2019
Cash paid for capital expenditures	$4,464	$6,971
Cash received from customers as reimbursement of capital expenditures*	$(2,040)	$(4,728)
Cash paid for capital expenditures, net of customer reimbursements	$2,424	$2,243

*This receipt of cash was reported as an increase in deferred revenue in cash flows from operations.

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents and marketable securities totaled $262,526 as of December 31, 2020, compared with $316,951 as of December 31, 2019. The reduction in cash and cash equivalents and marketable securities resulted from a special cash dividend paid of $131,230 which was partially offset primarily from the benefit of the reinstatement of the BTC.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biofuels. FutureFuel’s chemicals segment manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom manufacturing product portfolio includes proprietary agrochemicals, adhesion promoters, a biocide intermediate, and an antioxidant precursor. FutureFuel’s performance chemicals products include a portfolio of proprietary nylon and polyester polymer modifiers and several small-volume specialty chemicals and solvents for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2020 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	December 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$198,122	$243,331
Accounts receivable, inclusive of the blenders' tax credit of $8,300 and $97,295 and net of allowances for bad debt of $63 and $0, respectively	22,813	114,866
Inventory	33,889	37,573
Marketable securities	64,404	73,620
Other current assets	23,377	11,499
Total current assets	342,605	480,889
Property, plant and equipment, net	91,544	98,597
Other assets	7,155	7,019
Total noncurrent assets	98,699	105,616
Total Assets	$441,304	$586,505
Liabilities and Stockholders’ Equity
Accounts payable, inclusive of the blenders' tax credit rebates due customers of $1,116 and $39,423	$13,437	$62,554
Dividends payable	10,498	10,498
Other current liabilities	9,053	9,711
Total current liabilities	32,988	82,763
Deferred revenue – long-term	21,861	21,291
Other noncurrent liabilities	14,572	15,353
Total noncurrent liabilities	36,433	36,644
Total liabilities	69,421	119,407
Commitments and contingencies:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,743,243 issued and outstanding as of December 31, 2020 and 2019	4	4
Accumulated other comprehensive income	208	296
Additional paid in capital	282,215	282,166
Retained earnings	89,456	184,632
Total Stockholders’ Equity	371,883	467,098
Total Liabilities and Stockholders’ Equity	$441,304	$586,505

FutureFuel Corp.

Condensed Consolidated Statements of Income and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three months ended December 31:
	2020	2019
Revenue	$49,863	$20,177
Cost of goods sold and distribution	42,312	(41,968)
Gross profit	7,551	62,145
Selling, general, and administrative expenses	1,262	1,643
Research and development expenses	594	864
	1,856	2,507
Income from operations	5,695	59,638
Other income, net	3,922	1,460
Income before income taxes	9,617	61,098
Income tax provision (benefit)	4,145	(11,275)
Net income	$5,472	$72,373

Earnings per common share
Basic	$0.13	$1.65
Diluted	$0.13	$1.65
Weighted average shares outstanding
Basic	43,743,243	43,743,243
Diluted	43,744,278	43,743,243

Comprehensive Income
Net income	$5,472	$72,373
Other comprehensive income (loss) from unrealized net gains on available-for-sale securities	104	121
Income tax effect	(22)	(25)
Total unrealized gains, net of tax	82	96
Comprehensive income	$5,554	$72,469

FutureFuel Corp.

Condensed Consolidated Statements of Income and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Twelve months ended December 31:
	2020	2019
Revenue	$204,505	$205,226
Cost of goods sold and distribution	173,198	131,087
Gross profit	31,307	74,139
Selling, general, and administrative expenses	5,980	5,639
Research and development expenses	2,988	3,191
	8,968	8,830
Income from operations	22,339	65,309
Other income, net	9,439	14,486
Income before income taxes	31,778	79,795
Income tax benefit	(14,786)	(8,386)
Net income	$46,564	$88,181

Earnings per common share
Basic	$1.06	$2.02
Diluted	$1.06	$2.02
Weighted average shares outstanding
Basic	43,743,243	43,743,243
Diluted	43,744,150	43,744,676

Comprehensive Income
Net income	$46,564	$88,181
Other comprehensive income (loss) from unrealized net (losses) gains on available-for-sale securities	(111)	400
Income tax effect	23	(84)
Total unrealized (losses) gains, net of tax	(88)	316
Comprehensive income	$46,476	$88,497

FutureFuel Corp.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2020 and 2019

(Dollars in thousands)

(Unaudited)

	2020	2019
Cash flows from operating activities
Net income	$46,564	$88,181
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	11,150	12,087
Amortization of deferred financing costs	108	144
Benefit for deferred income taxes	(610)	(5,145)
Change in fair value of equity securities	246	(6,281)
Change in fair value of derivative instruments	(390)	(30)
Loss (gain) on the sale of investments	4,129	1,662
Stock based compensation	49	21
(Gain) loss on disposal of property and equipment	31	(11)
Noncash interest expense	43	29
Changes in operating assets and liabilities:
Accounts receivable	88,865	(93,970)
Accounts receivable – related parties	3,176	(2,758)
Inventory	3,684	1,723
Income tax receivable	(9,606)	(1,204)
Prepaid expenses	(2,035)	(165)
Prepaid expenses – related party	12	-
Other assets	658	206
Accounts payable	(48,639)	41,453
Accounts payable – related parties	(271)	(434)
Accrued expenses and other current liabilities	456	1,087
Accrued expenses and other current liabilities – related parties	(64)	64
Deferred revenue	(691)	1,628
Other noncurrent liabilities	(462)	(3,649)
Net cash provided by operating activities	96,403	34,638
Cash flows from investing activities
Collateralization of derivative instruments	158	(111)
Purchase of marketable securities	(5,073)	(20,131)
Proceeds from the sale of marketable securities	9,803	31,419
Proceeds from the sale of property and equipment	50	13
Capital expenditures	(4,464)	(6,971)
Net cash provided by investing activities	474	4,219
Cash flows from financing activities
Loan proceeds	8,180	-
Payment on loan	(8,180)	-
Deferred financing costs	(477)	-
Equipment financing proceeds	119	-
Payment of dividends	(141,728)	(10,498)
Net cash used in financing activities	(142,086)	(10,498)
Net change in cash and cash equivalents	(45,209)	28,359
Cash and cash equivalents at beginning of period	243,331	214,972
Cash and cash equivalents at end of period	$198,122	$243,331

Cash paid for interest	$2	$-
Cash paid for income taxes	$661	$2,372
Noncash investing and financing activities:
Noncash capital expenditures	$-	$207
Noncash operating leases	$442	$432
Noncash items incurred for dividends	$10,498	$10,498

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income

	Three months ended December 31:		Twelve months ended December 31:
	2020	2019	2020	2019
Net income	$5,472	$72,373	$46,564	$88,181
Depreciation	2,596	2,995	11,150	12,087
Non-cash stock-based compensation	-	-	49	21
Interest and dividend income	(1,086)	(2,220)	(5,648)	(10,050)
Non-cash interest expense and amortization of deferred financing costs	32	43	151	173
Loss (gain) on disposal of property and equipment	82	-	31	(11)
Loss (gain) on derivative instruments	2,410	590	(4,379)	1,301
Loss (gain) on marketable securities	(2,898)	558	4,375	(4,619)
Other non-operating income	-	-	(8,350)	-
Income tax provision (benefit)	4,145	(11,275)	(14,786)	(8,386)
Adjusted EBITDA	$10,753	$63,064	$29,157	$78,697

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Twelve months ended December 31:
	2020	2019
Net cash provided by operating activities	$96,403	$34,638
Benefit for deferred income taxes	610	5,145
Interest and dividend income	(5,648)	(10,050)
Income tax provision	(14,786)	(8,386)
(Gain) loss on derivative instruments	(4,379)	1,301
Change in fair value of derivative instruments	390	30
Changes in operating assets and liabilities, net	(35,083)	56,017
Other non-operating income	(8,350)	-
Other	-	2
Adjusted EBITDA	$29,157	$78,697

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three months ended December 31:		Twelve months ended December 31:
	2020	2019	2020	2019
Revenue
Custom chemicals	$11,765	$20,027	$63,894	$90,962
Performance chemicals	4,145	2,943	15,284	13,865
Chemicals revenue	$15,910	$22,970	$79,178	$104,827
Biofuels revenue	33,953	(2,793)	125,327	100,399
Total Revenue	$49,863	$20,177	$204,505	$205,226

Segment gross profit
Chemicals	$5,173	$6,946	$25,518	$29,923
Biofuels	2,378	55,199	5,789	44,216
Total gross profit	$7,551	$62,145	$31,307	$74,139

Depreciation is allocated to segment cost of goods sold based on plant usage. The total assets and capital expenditures of FutureFuel have not been allocated to individual segments as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

# # #